SUB-ITEM
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                                     77Q1(a)

                            MFS/SUN LIFE SERIES TRUST

                                  on behalf of:

                          Capital Opportunities Series

                                       and

                             Strategic Growth Series

         Pursuant to Section 9.2(b) of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby certify that the Capital Opportunities Series and the Strategic Growth Series, each a series of the Trust, have been terminated.

         IN WITNESS WHEREOF, the undersigned have executed this certificate this 22nd day of June, 2007.

J. KERMIT BIRCHFIELD                              MARCIA A. KEAN
--------------------                              ------------------------
J. Kermit Birchfield                              Marcia A. Kean
33 Way Road                                       103 Waban Avenue
Gloucester, MA 01930                              Newton MA  02468












                                SUB-ITEM 77Q1(a)

                            MFS/SUN LIFE SERIES TRUST

                           CERTIFICATION OF AMENDMENT

                           TO THE DECLARATION OF TRUST

                                  REDESIGNATION

                                    OF SERIES

         Pursuant to Section 6.9 of the Amended and Restated Declaration of Trust dated May 1, 2001, as amended (the "Declaration"), of MFS/Sun Life Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, hereby redesignate an existing series of Shares (as defined in the Declaration) as follows:

1.The series designated as Massachusetts Investors Trust Series shall be redesignated as Blended Research Core Equity Series.

Pursuant to Section 6.9(h) of the Declaration, this instrument shall be effective upon the execution by a majority of the Trustees of the Trust.


IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 22nd day of June, 2007.